UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2009

Flotek Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13270	90-0023731
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2930 W. Sam Houston Pkwy N., Suite 300 Houston, Texas	77043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 849-9911

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Flotek Industries, Inc. (the “Company”) is filing this Current Report on Form 8-K (the “Report”) to reflect certain required accounting adjustments described below with respect to the financial information contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 (the “2008 Form 10-K”) filed on March 16, 2009. Neither this Report nor the Exhibits hereto reflect any events occurring on or after March 16, 2009 or modify or update the disclosures in the 2008 Form 10-K that may have been affected by subsequent events. Accordingly, this Report should be read in conjunction with the Company’s 2008 Form 10-K and the Company’s filings made with the Securities and Exchange Commission subsequent to the filing of the 2008 Form 10-K, including any amendments to those filings.

As previously disclosed in the 2008 Form 10-K, in June 2008, the Financial Accounting Standards Board (the “FASB”) issued Staff Position No. EITF 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities” (“FSP EITF 03-6-1”). This Staff Position states that unvested share-based payment awards that contain non-forfeitable rights to dividends or dividend equivalents (whether paid or unpaid) are participating securities and shall be included in the computation of earnings per share pursuant to the two-class method. FSP EITF 03-6-1 is effective for the Company’s financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those years. However, once adopted on January 1, 2009, FSP EITF 03-6-1 requires adjustment of all prior-period earnings per share (“EPS”) data presented retrospectively (including interim financial statements, summaries of earnings, and selected financial data) to conform with the provisions of this Staff Position. The retrospective adoption of this EITF affects fiscal years ended December 31, 2008, 2007 and 2006, of which the effect is immaterial.

Also, as previously disclosed in the 2008 Form 10-K, in May 2008 the FASB issued FSP Accounting Principles Board (APB) 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)” (“FSP 14-1”) which clarifies that convertible debt instruments that may be settled in cash upon conversion, including partial cash settlement, should separately account for the liability and equity components in a manner that will reflect the entity’s nonconvertible debt borrowing rate. FSP 14-1 requires bifurcation of a component of the debt, classification of that component in equity and the accretion of the resulting debt discount on the debt to be amortized over the period the convertible debt is expected to be outstanding as additional non-cash interest expense. FSP 14-1 is effective for financial statements issued for fiscal years beginning after December 15, 2008 and interim periods within those fiscal years. FSP 14-1 does not permit early adoption but, once adopted, does require retrospective application to all periods presented in the consolidated financial statements (with cumulative effect of the change reported in retained earnings as of the beginning of the first period presented). Our $115 million Senior Convertible Notes are affected by this new standard. The retrospective adoption of FSP 14-1 affects fiscal year end December 31, 2008.

The Company has adjusted in Exhibit 99.1, which is incorporated herein by reference, certain portions of the 2008 Form 10-K to reflect the Company’s retrospective application of FSP EITF 03-6-1 and FSP 14-1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibits Title or Descriptions
23.1	Consent of UHY LLP

99.1	Portions of the December 31, 2008 Form 10-K

Part II

Item 6. Selected Financial Data

Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations

Item 8. Financial Statements and Supplementary Data.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOTEK INDUSTRIES, INC.

Date: August 26, 2009	By:	/s/ Jesse E. Neyman
Jesse E. Neyman
Chief Financial Officer